UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

MainStreet Bancshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-38817	81-2871064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10089 Fairfax Boulevard, Fairfax, VA		22030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 481-4567

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNSB	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock)	MNSBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.  Other Events.

As previously disclosed, on September 15, 2020, MainStreet Bancshares, Inc. (the “Company”) closed its underwritten public offering of 1,000,000 depository shares, each representing 1/40th of a share of 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), pursuant to an Underwriting Agreement dated September 10, 2020, by and among the Company and B. Riley Securities, Inc. and  Boenning and Scattergood, Inc., as representatives of the several underwriters named therein ( the “Underwriters”).

On September 25, 2020, the Company completed the sale of an additional 150,000 depositary shares (the “Option Shares”), pursuant to the Underwriters’ full exercise of their over-allotment option to purchase additional depositary shares. The Company received approximately $3.6 million in additional net proceeds for the Option Shares, after deducting underwriting discounts and commissions and before other expenses.

Total net proceeds to the Company from sale of the Option Shares and the 1,000,000 depositary shares sold in the initial closing, after deducting estimated expenses and underwriting discounts and commissions and the contingent management fee, were approximately $27.2 million.

Trading the depositary shares on the Nasdaq Capital Market commenced on September 16, 2020, under the symbol “MNSBP.”

The depositary shares were offered pursuant to the Company’s shelf Registration Statement on Form S-3 (File No. 333-241000) initially filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2020, and declared effective by the Commission on August 24, 2020. The prospectus supplement relating to this offering is dated September 10, 2020.

In connection with the offering of the Option Shares, the Company is filing this Current Report on Form 8-K to add as an exhibit to the Registration Statement the opinion of counsel with respect to the legality of the Option Shares and the related Series A Preferred Stock. The legal opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

5.1	Opinion of Jones Walker LLP regarding the legality of the Option Shares and the related Series A Preferred Stock
23.1	Consent of Jones Walker LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANCSHARES, INC

Date: September 25, 2020	By:	/s/ Jeff W. Dick
Name: Jeff W. Dick
Title: Chairman and Chief Executive Officer